Exhibit 99.1

Supernus to Present at Three November Healthcare Conferences

ROCKVILLE, Md., Nov. 08, 2017 — Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, today announced that the Company’s management will present an overview and update for the Company, and host investor meetings at the following three conferences:

Stifel 2017 Healthcare Conference

Date: Tuesday, November 14, 2017

Time: 11:45 a.m. EST
Place: Lotte New York Palace Hotel, New York

Jefferies 2017 London Healthcare Conference

Date: Thursday, November 16, 2017

Time: 4:40 p.m. GMT (11:40 a.m. EST)
Place: Waldorf Hilton, London, U.K.

Piper Jaffray 29th Annual Healthcare Conference

Date: Wednesday, November 29, 2017

Time: 8:00 a.m. EST
Place: Lotte New York Palace Hotel, New York

Investors interested in arranging a meeting with the Company’s management during these conferences should contact the conference coordinator.

A live webcast of the presentation can be accessed by visiting ‘Events & Presentations’ in the Investors Section on the Company’s website at www.supernus.com. An archived replay of these webcasts will be available for 60 days on the Company’s website after each conference.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases. The Company currently markets Trokendi XR® (extended-release topiramate) for the prophylaxis of migraine and the treatment of epilepsy, and Oxtellar XR® (extended-release oxcarbazepine) for the treatment of epilepsy. The Company is also developing several product candidates to address large market opportunities in psychiatry, including SPN-810 for the treatment of Impulsive Aggression in ADHD patients and SPN-812 for the treatment of ADHD.

CONTACT:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

Or

Investor Contact:

Peter Vozzo

Westwicke Partners

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com